Exhibit 10.2

Directors Compensation

Board of Directors Compensation
Board of Directors-Annual Retainer	$30,000
Chairman of the Board-Annual Retainer	$30,000
In person board meeting fee	$2,500 per meeting
Telephonic board meeting fee	$1,000 per meeting
One Time Restricted Stock Grant on April 1, 2007	Valued at $50,000 for Henry F. Frigon and
(Applies only to the directors named in the	$25,000 for each of Bruce A. Quinnell and
right-hand column hereof)	William J. Hunckler III (based on “Fair Market
Value” on the date of grant as defined in the
1997 Long-Term Equity Incentive Plan, as
amended, and the 2004 Long-Term Equity
Incentive Plan, as amended)
Annual Restricted Stock Grants after June 30, 2007	Valued at $50,000 for each of Henry F.
(Applies only to the directors named in the	Frigon, Bruce A. Quinnell and William J.
right-hand column hereof)	Hunkler III (based on “Fair Market Value” on the date of grant as defined in the 1997 Long- Term Equity Incentive Plan, as amended, and the 2004 Long-Term Equity Incentive Plan, as amended)

Audit Committee Compensation
Chair-Annual Retainer	$20,000
In person audit committee meeting fee	$1,500 per meeting
Telephonic audit committee meeting fee	$750 per meeting

Compensation Committee Compensation
Chair-Annual Retainer	$10,000
In person compensation committee meeting fee	$1,000 per meeting
Telephonic compensation committee meeting fee	$500 per meeting